UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2008

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, P.O.BOX 28183, Columbus, Ohio		43228-0183
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2008, Core Molding Technologies, Inc. (the "Company") and its wholly owned subsidiary, CoreComposites de Mexico, S. de R.L. de C.V. ("CoreComposites," and, together with the Company, collectively referred to as the "Borrowers"), entered into a Credit Agreement (the "Credit Agreement") with KeyBank National Association ("KeyBank") as a lender, lead arranger, sole book runner and administrative agent.

Under the Credit Agreement, KeyBank has made certain loan commitments to the Borrowers, subject to the terms and conditions of the Credit Agreement, which include (i) a $12,000,000 capital expenditures commitment (the "CAPEX Commitment"), (ii) an $8,000,000 Mexican loan commitment (the "Mexican Loan Commitment"), (iii) an $8,000,000 revolving credit commitment, (iv) a $2,678,563 term loan commitment to refinance certain existing Company term loan indebtedness with KeyBank, and (v) the existing letter of credit in an undrawn face amount of $3,332,493 with respect to the Company’s existing industrial development revenue bond financing.

The CAPEX Commitment is structured as a construction draw commitment through May 31, 2009 to finance a portion of the Company’s new production facility in Matamoros, Mexico. Commencing June 1, 2009 the commitment will convert to a seven-year term loan with fixed monthly principal payments. Amounts borrowed under the CAPEX Commitment may not be reborrowed once repaid. Borrowings made pursuant to the CAPEX Commitment will bear interest, payable monthly at LIBOR rate plus 1.90% initially, subject to adjustment as described in the Credit Agreement.

The Mexican Loan Commitment is a construction draw commitment to finance the new production facility in Matamoros, Mexico. This commitment has a five-year term with annual payment installments commencing January 31, 2010. Amounts borrowed under the Mexican Loan Commitment may not be reborrowed once repaid. Borrowings made pursuant to the Mexican Loan will bear interest, payable monthly at overnight LIBOR rate plus 1.90% initially, subject to adjustment as described in the Credit Agreement.

The $8,000,000 revolving credit commitment replaces the Company’s previous $15,000,000 revolving credit commitment provided by KeyBank. The new revolving credit commitment expires April 30, 2010. Borrowings made pursuant to the revolving credit commitment will bear interest, payable monthly at overnight LIBOR rate plus 1.90% initially, subject to adjustment as described in the Credit Agreement.

The Credit Agreement provides a commitment for refinancing the Company’s existing $2,678,563 term loan with KeyBank. The Credit Agreement also includes a commitment for the existing letter of credit in the undrawn face amount of $3,332,493 as security for the Company’s existing industrial revenue development bond. The terms of these refinanced term loans with respect to the amortization and repayment of the principal amount of such indebtedness were unchanged. Borrowings made pursuant to the refinanced term loans will bear interest, payable monthly at LIBOR rate plus 2.15%.

The Credit Agreement is secured by a guarantee of each U.S. subsidiary of the Company, and by a lien on substantially all of the present and future assets of the Company and its U.S. subsidiaries, except that only 65% of the stock issued by CoreComposites is being pledged by the owner thereof, a subsidiary of the Company. The Mexican Loan is also secured by substantially all of the present and future assets of CoreComposites. The Credit Agreement and related loan documentation include financial covenants that the Company and its subsidiaries, on a consolidated basis, must meet with respect to leverage ratios, fixed charge ratios, capital expenditures as well as other customary affirmative and negative covenants, including restrictions on the ability to incur indebtedness, make capital investments (excluding the Mexican production facility project), pay dividends or make distributions, or take certain other actions without the prior written consent of KeyBank. The Credit Agreement also contains customary events of default.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained above under Item 1.01 are incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

December 15, 2008	By:	/s/ Herman F. Dick, Jr

Name: Herman F. Dick, Jr
Title: Vice President, Secretary, Treasurer and Chief Financial Officer